Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
Vice President, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

MVB Bank Closes Sale of Four WV Eastern Panhandle Banking Centers

(FAIRMONT, W.Va.) April 24, 2020 – MVB Financial Corp. (“MVB” “MVB Financial”) (NASDAQ: MVBF), announced today that its wholly-owned subsidiary MVB Bank, Inc. (“MVB Bank”) has closed the sale of its four banking centers in the Eastern Panhandle of West Virginia to Summit Community Bank, Inc., a subsidiary of Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF).

With the completion of the sale, MVB has exited the West Virginia Eastern Panhandle market in an effort to focus its growth in its core commercial markets. As of the closing, the disposed banking centers consisted of $36.8 million in loans and $188.1 million in deposits. MVB will recognize a gain of approximately $10 million.

This is the fourth strategic move completed by MVB during April. In addition to this transaction, MVB Bank completed the acquisition of The First State Bank from the receivership of the FDIC. While the purchase accounting is being finalized for that transaction, MVB intends to recognize a bargain purchase gain of approximately $6 million. Additionally, MVB acquired Paladin, a fraud prevention consulting firm, to support its Fintech vertical. Also, MVB sought an independent Kroll Bond Rating Agency rating, and they provided MVB a BBB+ deposit rating and a BBB investment grade, which validates our safety, soundness and strength. A fifth strategic move is pending, which is closing the previously announced merger between MVB Mortgage and Intercoastal Mortgage Company.

“At MVB, we continue to take strategic steps to stimulate progress as we build shareholder value. The closing of this banking center sale adds to our capital position as we all navigate the uncertainty of COVID-19. That MVB is able to execute four strategic moves and create approximately $16 million in pre-tax earnings in a difficult economic environment speaks to the adaptability and commitment of Team MVB,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

“We are grateful to our clients and Team Members in the Eastern Panhandle for their time with MVB and know they will be well served by Summit Financial.”

Squire Patton Boggs served as legal counsel to MVB Bank in this transaction.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation, Chartwell Compliance and Paladin, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit http://ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; inability to achieve anticipated synergies; ability to successfully integrate recent mergers and acquisitions, including First State and Summit; competition; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.